Exhibit 99.1

To All Atlantic Coast Bank Team Members

Today, we are announcing that Atlantic Coast Financial Corporation (“ACFC”) has entered into a definitive merger agreement with Bond Street Holdings, Inc. (“Bond Street”), whereby ACFC will merge with Bond Street and Atlantic Coast Bank will merge into Florida Community Bank, N.A. (“FCB”), Bond Street’s community banking subsidiary.   We are pleased to partner with FCB as it enters the northeast Florida and southeast Georgia markets to expand its community banking footprint.

Our discussions with their management team over the past several months have led us to conclude that we share many of the same values, as they are focused on building a community-oriented Bank sensitive to their customers, their employees and the markets they serve.  As part of a larger and financially stronger bank, we will enjoy a stronger competitive position and be better positioned to provide enhanced service to our customers and our communities.

While we know that news of this type can cause apprehension and uncertainty regarding the future, we hope you will recognize that this bold step provides a solid path forward for Atlantic Coast Bank compared with other strategic alternatives.  It gives us greater control over our future, results in greater opportunities for our employees, and provides enhanced value for our stockholders against the backdrop of a challenging banking environment.  Importantly, when completed, it will fulfill the capital mandate we have received from our regulators.

As you are aware, we have faced significant challenges in the aftermath of the financial and economic crisis in 2008 and, as a result, we have actively pursued new capital since completion of the second-step conversion in early 2011 and formally initiated a strategic alternatives process in late 2011 after receiving approval from the Federal Reserve.  The Board of Directors and management have been assisted by Stifel, Nicolaus & Company in this process of exploring alternatives, including a possible merger as well as a recapitalization with a rights offering to existing stockholders.

In evaluating our options, the Board considered the relative risks involved with each alternative along with the goal of maximizing stockholder value.  These risks included the prospects for approval by regulators, the possibility of the successful completion of other alternatives and the prospects of reaching full compliance with the OCC Consent Order under which the Bank currently operates.  Significantly, due to the reduced level of certainty and extended timing associated with other alternatives, the Bank would have continued exposure to credit, market, economic, and interest rate risks, as well as the ongoing pressure of the Bank’s wholesale debt and asset quality issues on earnings.  Considering all of these factors, a majority of the Board voted to proceed with the merger alternative, deeming it to best serve the interests of all stockholders collectively, removing the prospects of future dilution to stockholders and eliminating the execution risks associated with other alternatives.

Atlantic Coast Financial Corporation
10151 Deerwood Park Blvd., Building 200, Suite 100
Jacksonville FL 32256 ~ 904.998.5500

February 26, 2013

Pursuant to the merger agreement, many of you, as Company stockholders, will receive $5.00 per share in cash for each common share owned.  Of this amount, $2.00 will be held in an escrow account and will be available to cover losses from stockholder claims for one year or until resolution of such claims.  Closing of the transaction is expected to occur this summer, and is subject to regulatory and shareholder approvals.  Subsequent to closing, it is anticipated that the conversion to the FCB operational platform will occur shortly thereafter.

With $3.2 billion in assets, FCB is a community-oriented bank operating 41 branches along both Florida coasts and in the Orlando area.  Chartered in 2009 and headquartered in South Florida, it has become the fifth largest independent bank in Florida.  This transaction marks its first entry into markets in northeast Florida and southeast Georgia.  I have attached a brief presentation that reflects the history and accomplishments of FCB.

I am very proud of the way all of our employees continue to work for the betterment of Atlantic Coast Bank.  All of you have made sacrifices while maintaining your loyalty and providing the highest level of service to our customers.  The Board and management are taking this bold step to decisively address the issues confronting the Bank before they lead to greater consequences.

I will continue to keep you advised as the proposed merger proceeds toward closing and look forward to discussing it with all of you.

/s/ G. Thomas Frankland
President & Chief Executive Officer
Atlantic Coast Financial Corporation

February 26, 2013

Attachment

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February 26, 2013

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication is being made in respect of a proposed business combination transaction involving Atlantic Coast Financial Corporation and Bond Street Holdings, Inc.  In connection with the proposed transaction, Atlantic Coast Financial Corporation will file with the Securities and Exchange Commission (the "SEC") a proxy statement to be distributed to the stockholders of the Company in connection with their vote on the proposed transaction.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, STOCKHOLDERS OF ATLANTIC COAST FINANCIAL CORPORATION ARE URGED TO READ ALL FILINGS MADE BY THE COMPANY IN CONNECTION WITH THE TRANSACTION, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  The final proxy statement will be mailed to stockholders of Atlantic Coast Financial Corporation.  Stockholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and by accessing Atlantic Coast Financial Corporation's website (www.atlanticcoastbank.net) under the heading "Investor Relations" and then under the link "SEC Filings."  These documents may also be obtained free of charge from Atlantic Coast Financial Corporation by requesting them in writing to Atlantic Coast Financial Corporation, 10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, Florida 32256; Attention: Thomas B. Wagers, Sr., Chief Financial Officer, or by telephone at (904) 565-8570.

Atlantic Coast Financial Corporation and its directors and executive officers may be deemed participants in the solicitation of proxies from Atlantic Coast Financial Corporation's stockholders in connection with this transaction.  Information about the directors and executive officers of Atlantic Coast Financial Corporation and information about other persons who may be deemed participants in this transaction will be included in the proxy statement.  You can find information about Atlantic Coast Financial Corporation's executive officers and directors in Atlantic Coast Financial Corporation's definitive proxy statement filed with the SEC on April 11, 2012, a copy of which is available at the SEC's website or from Atlantic Coast Financial Corporation as described above.

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Slide:           0           BOND STREET HOLDINGS, INC

 Slide:           1 Title: Forward-looking Statements This communication contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events.

Slide:           2 Title: Recap of our Formation and Acquisitions       First PeoplesBankJuly 15th, 2011   Sunshine StateCommunity BankFebruary 11th, 2011CoastalBankMay 6th, 2011Florida CommunityBankJanuary 29th, 2010Q12010Q22010Q42011Q12012Q22012PeninsulaBankJune 25th, 2010 Q32010 Premier AmericanBankJanuary 22nd, 2010 First National Bank of Central FLandCortez CommunityBankApril 29th, 2011 All acquisitionsintegrated onto common banking platform Corporate-wide rebranding to “Florida Community Bank” – July 25th 2011 OCC grants one of the first “Shelf Charters” to Bond Street Bank (FCB) BSH raised $440 million in private placement Q42009 BSH raised an additional $300 million in second private placement Q42010 Loan origination activity begins Q32011 Q12011 Q22011

Slide:           3 Title: What We Have Accomplished   Currently the Bank has…Created the 5th largest independent banking platform in Florida over an 18 month periodLeading financial strength - $3.2 billion in assets with over $270 million in excess capital at BSH to fuel growth and future acquisitionsCreated a common brand around FCB, ‘Stronger than Ever’Successfully converted all 8 acquisitions to a common scalable technology platform and product suiteEstablished an organic commercial banking platform with over $800 million in originations to dateRepositioned retail platform building a sales and service driven culture that serves over 67,000 households540 employees (with less than 5% regrettable turnover) and have recruited over 200 bankers with national banking experienceBranch map

 Slide:           4 Title: FCB Considerations                                Atlantic Coast Bank provides a meaningful entrance into Jacksonville, Florida  and the Southeast Georgia market areasJacksonville is a major market with significant growth opportunitySoutheast Georgia provides a source of loyal, low cost depositsPlan is to build commercial lending team and rapidly resume growthExperience has taught us that customer facing employees are crucial to our success

Slide:           5 Title: Additional Information about the Merger and Where to Find It  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication is being made in respect of a proposed business combination transaction involving Atlantic Coast Financial Corporation and Bond Street Holdings, Inc.  In connection with the proposed transaction, Atlantic Coast Financial Corporation will file with the Securities and Exchange Commission (the "SEC") a proxy statement to be distributed to the stockholders of the Company in connection with their vote on the proposed transaction.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, STOCKHOLDERS OF ATLANTIC COAST FINANCIAL CORPORATION ARE URGED TO READ ALL FILINGS MADE BY THE COMPANY IN CONNECTION WITH THE TRANSACTION, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  The final proxy statement will be mailed to stockholders of Atlantic Coast Financial Corporation.  Stockholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and by accessing Atlantic Coast Financial Corporation's website (www.atlanticcoastbank.net) under the heading "Investor Relations" and then under the link "SEC Filings."  These documents may also be obtained free of charge from Atlantic Coast Financial Corporation by requesting them in writing to Atlantic Coast Financial Corporation, 10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, Florida 32256; Attention: Thomas B. Wagers, Sr., Chief Financial Officer, or by telephone at (904) 565-8570.Atlantic Coast Financial Corporation and its directors and executive officers may be deemed participants in the solicitation of proxies from Atlantic Coast Financial Corporation's stockholders in connection with this transaction.  Information about the directors and executive officers of Atlantic Coast Financial Corporation and information about other persons who may be deemed participants in this transaction will be included in the proxy statement.  You can find information about Atlantic Coast Financial Corporation's executive officers and directors in Atlantic Coast Financial Corporation's definitive proxy statement filed with the SEC on April 11, 2012, a copy of which is available at the SEC's website or from Atlantic Coast Financial Corporation as described above.